EXHIBIT 99.1

For Immediate Release	Kronos Contact:	Paul Lacy
(978)947-4944
placy@kronos.com

KRONOS® REPORTS SECOND QUARTER FISCAL 2004 RESULTS

Results reflect double-digit growth over prior year as customers embrace Kronos’ broad suite of human resources, payroll, scheduling, and time and labor solutions

CHELMSFORD, Mass., April 26, 2004 — Kronos® Incorporated (Nasdaq: KRON) today reported financial results for the second quarter of Fiscal 2004. Net income for the second quarter of Fiscal 2004 increased 32 percent to $9.6 million, or $.30 per diluted share, as compared to $7.3 million, or $.24 per diluted share, for the same period a year ago. Net income was favorably impacted in the quarter by an improvement in the tax rate from 35 percent in the first quarter of Fiscal 2004 to 31 percent, resulting from the completion of tax audits that reduced overall tax exposure for the company. Revenue for the second quarter increased 12 percent to $108.0 million as compared to $96.5 million for the same period a year ago.

For the six-month period, net income rose 19 percent to $17.0 million, or $.53 per diluted share, as compared to $14.3 million, or $.47 per diluted share, for the same period last year. For the six-month period, revenue rose 12 percent to $207.7 million as compared to $186.2 million for the first six months of the prior year.

“We are very pleased with the strong performance we demonstrated this quarter. Solid execution in the field combined with the value inherent in our broadened product portfolio enabled Kronos to generate strong top- and bottom-line results,” said Mark S. Ain, Kronos’ chief executive officer. “With healthy performance across the board in the wide spectrum of markets that we serve, it is clear that organizations of all types and sizes need Kronos solutions to help them better align their workforce with corporate objectives.”

This marks Kronos’ 97th straight quarter of revenue growth compared to the same period in the previous year, and 68th consecutive quarter of profitability (Note 1). Kronos’ balance sheet remains strong with $150.5 million in cash and investments and no debt. Total deferred maintenance, professional services, and product revenue at the end of the quarter was $130.0 million.

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Workforce Central® 5

Kronos announced general availability of Workforce Central 5 during the final week of the quarter. In addition to containing innovative new applications that allow employers to schedule and manage their workforce more efficiently, Workforce Central 5 also includes significant enhancements in Kronos’ integrated human resources and payroll applications. “With Workforce Central 5, Kronos’ value proposition is more apparent now than ever before across our broad spectrum of target markets,” stated Ain. “We see substantial opportunities for Workforce Central 5.”

Quarterly Wins

“Our product portfolio of human resources, payroll, scheduling, and time and labor solutions is being well received by both long-standing and new customers who are grappling with the challenges of controlling costs and improving productivity,” continued Ain. “We experienced very strong activity from customers who moved from a legacy platform to a Kronos solution during the quarter. Indicative of the strong market acceptance of Kronos solutions was the 30 percent increase in contracts greater than $100,000 during the quarter.”

Kronos continues to be the clear choice for large-scale employers seeking enterprise-wide, single-database, centralized deployments of Web-based time and labor solutions. Kronos is the standard time and labor vendor for large employers across all vertical markets, with thousands of satisfied enterprise customers.

Notable wins from new and existing customers during the quarter for enterprise-wide deployments of Kronos solutions included Beaulieu of America, Best Buy Canada, Clemens Markets, Columbia University, Cox Enterprises, Jersey City Medical Center, Louisiana State University Health Science Centers, New York State Unified Court System, Norton Healthcare, Park Nicollet Health Services, Roseburg Forest Products, Roundy’s, and many others.

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Outlook

“We expect to report third quarter revenue in the range of $113-117 million and earnings in the range of $.32-.38 per share,” concluded Ain. “We have slightly adjusted our guidance for Fiscal 2004. We expect to report Fiscal 2004 revenue of $444-451 million, with earnings per share in the range of $1.29-1.35.”

Conference Call Webcast

Kronos senior management plans to review its second-quarter results during a conference call today beginning at 4:30 p.m. Eastern. The conference call will be webcast live at http://www.kronos.com/invest and will be available for replay purposes.

About Kronos Incorporated

Kronos Incorporated is a single-source provider of human resources, payroll, scheduling, and time and labor solutions. Kronos’ best-in-class Employee Relationship Management solution enables organizations to reduce costs and increase productivity, put real-time information in the hands of decision makers, align employee performance with organizational objectives, and improve employee satisfaction. Learn more at www.kronos.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve a number of risks and uncertainties, including the performance estimates and statements relating to earnings and revenue growth and profitability, the ability to close potential product sales transactions, the ability to realize revenues from the sales pipeline, the market acceptance of our new products and enhancements, our ability to monitor and manage discretionary costs, growth in the market for our products and within the economy generally, and potential acquisitions. Among the important factors that could cause actual operating results to differ materially from those indicated by such forward-looking statements are delays in product development, including enhancements to existing products, product performance issues, competitive pressures, general economic conditions, possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangement and the risk factors detailed in the company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The timing of the release of new products or product enhancements will take place if and when available and at the sole discretion of Kronos.

Note 1: Excluding a one-time special charge in the second quarter of Fiscal 2001.

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© 2004 Kronos Incorporated. Kronos, Workforce Central, and the Kronos logo are registered trademarks of Kronos Incorporated or a related company. All other product and company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

KRONOS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
UNAUDITED

	Three Months Ended		Six Months Ended
	April 3, 2004	March 29, 2003	April 3, 2004	March 29, 2003
Net revenues:
Product	$44,966	$44,143	$84,106	$83,030
Maintenance	34,595	29,666	68,742	58,651
Professional services	28,418	22,672	54,804	44,509

	107,979	96,481	207,652	186,190
Cost of sales:
Costs of product	10,512	10,929	20,212	20,356
Costs of maintenance and professional services	33,303	28,036	65,348	54,273

	43,815	38,965	85,560	74,629

Gross profit	64,164	57,516	122,092	111,561
Operating expenses and other income:
Sales and marketing	32,344	30,960	63,364	59,649
Engineering, research and development	10,773	9,552	20,448	18,035
General and administrative	8,053	6,390	14,412	12,435
Amortization of intangible assets	1,001	789	2,008	1,508
Other income, net	(1,853)	(1,522)	(3,371)	(2,427)

	50,318	46,169	96,861	89,200

Income before income taxes	13,846	11,347	25,231	22,361
Provision for income taxes	4,226	4,085	8,199	8,050

Net income	$9,620	$7,262	$17,032	$14,311

Net income per common share:
Basic	$0.31	$0.24	$0.55	$0.48

Diluted	$0.30	$0.24	$0.53	$0.47

Weighted-average common shares outstanding:
Basic	30,992,982	29,780,302	30,841,312	29,620,022

Diluted	32,025,582	30,833,413	31,954,350	30,724,022

KRONOS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
UNAUDITED

	April 3, 2004	September 30, 2003
ASSETS
Current assets:
Cash, equivalents and marketable securities	$103,924	$86,940
Accounts receivable, less allowances of $7,845	83,111	84,275
at April 3, 2004 and $7,833 at September 30, 2003
Deferred income taxes	10,086	8,427
Other current assets	18,605	18,649

Total current assets	215,726	198,291
Marketable securities	46,566	44,065
Property, plant and equipment, net	39,593	39,263
Intangible assets	21,729	22,938
Goodwill	72,807	70,446
Capitalized software, net	23,036	23,012
Other assets	16,340	14,791

Total assets	$435,797	$412,806

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,450	$6,584
Accrued compensation	28,079	35,655
Accrued expenses and other current liabilities	9,715	16,169
Deferred product revenues	5,486	3,387
Deferred professional service revenues	36,613	39,745
Deferred maintenance revenues	81,202	75,505

Total current liabilities	168,545	177,045

Deferred maintenance revenues	6,679	7,319
Deferred income taxes	8,665	8,190
Other liabilities	3,650	3,655

Shareholders' equity:
Preferred Stock, par value $1.00 per share: authorized
1,000,000 shares, no shares issued and outstanding	--	--
Common Stock, par value $.01 per share: authorized
50,000,000 shares, 31,127,455 and 30,439,778 shares
issued at April 3, 2004 and September 30, 2003, respectively	311	304
Additional paid-in capital	53,484	38,110
Retained earnings	194,873	177,841
Cost of Treasury Stock (45,158 shares and 260 shares at
April 3, 2004 and September 30, 2003, respectively)	(1,503)	(6)
Accumulated other comprehensive income:
Foreign currency translation	983	(8)
Net unrealized gain on available-for-sale investments	110	356

	1,093	348
Total shareholders' equity	248,258	216,597

Total liabilities and shareholders' equity	$435,797	$412,806